Exhibit 10.15

FORM OF SWINGLINE NOTE

SWINGLINE NOTE

$60,000,000.00	April 13, 2006

FOR VALUE RECEIVED, the undersigned (each, a “Borrower” and collectively, the “Borrowers”, together with all successors and assigns), jointly and severally promise to pay to the order of BANK OF AMERICA, N.A., a national banking association with an office at 40 Broad Street, Boston, Massachusetts 02109 (hereinafter, together with its successors in title and assigns, the “Swingline Lender”), the principal sum of SIXTY MILLION DOLLARS ($60,000,000.00), or, if less, the aggregate unpaid principal balance of Swingline Loans made by the Swingline Lender to or for the account of any Borrower pursuant to the Credit Agreement (as hereafter defined), with interest, fees, reasonable out-of-pocket expenses, and costs at the rate and payable in the manner stated in the Credit Agreement. As used herein, the “Credit Agreement” means and refers to that certain Credit Agreement dated as of even date (as such may be amended, modified, supplemented or restated hereafter) by, among others, (i) Burlington Coat Factory Warehouse Corporation, a Delaware corporation, as a Borrower and as agent (in such capacity, the “Lead Borrower”) for itself and the other Borrowers, (ii) the Borrowers named therein, (iii) Bank of America, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, (iv) Bank of America, N.A. as Collateral Agent for its own benefit and the benefit of the other Secured Parties, (v) the Lenders named therein, (vi) Bear Stearns Corporate Lending Inc., as Syndication Agent, and (vii) Wachovia Bank, National Association, The CIT Group/Business Credit, Inc., General Electric Capital Corporation, and JPMorgan Chase Bank, N.A., as co-Documentation Agents.

This is the “Swingline Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Swingline Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Swingline Loans, the accrual of interest thereon, and the repayment of such Swingline Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.

No delay or omission by any Agent or the Swingline Lender in exercising or enforcing any of such Agent’s or Swingline Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Swingline Lender with respect to this Swingline Note and/or any Security Document, or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Swingline Note.

This Swingline Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Swingline Lender and its successors, endorsees, and permitted assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Swingline Note, are joint and several, provided, however, the release by any Agent or the Swingline Lender of any one or more such Persons shall not release any other Person obligated on account of this Swingline Note. Each reference in this Swingline Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Swingline Note may seek contribution from any other Person also obligated except as expressly permitted by the terms of Section 9.14(d) of the Credit Agreement.

Each Borrower agrees that any suit for the enforcement of this Swingline Note or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and each Borrower consents to the non-exclusive jurisdiction of such courts. Each Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Swingline Note or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action. Nothing in this Swingline Note shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Swingline Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Swingline Note, are each relying thereon. EACH BORROWER, EACH FACILITY GUARANTOR, ENDORSER AND SURETY, AND THE SWINGLINE LENDER BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWINGLINE NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS SWINGLINE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrowers have caused this Swingline Note to be duly executed as of the date set forth above.

BORROWERS:

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, as Lead Borrower

By:
Name:
Title:

THE ENTITIES LISTED ON SCHEDULE I HERETO, as Borrowers

By:
Name:
Title:

SCHEDULE I

Borrowers